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                                                                    Exhibit J(3)

                         CONSENT OF INDEPENDENT AUDITORS

                             DELOITTE & TOUCHE, LLP
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                         CONSENT OF INDEPENDENT AUDITORS

MassMutual Institutional Funds:

We consent to the use of our report dated March 26, 1999 appearing in the Annual Report to Shareholders which has been incorporated by reference in Post-Effective Amendment No. 11 to Registration Statement No. 33-73824 in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
April 27, 1999